Exhibit 1.1

Execution Version

GENESIS ENERGY, L.P.

GENESIS ENERGY FINANCE CORPORATION

$400,000,000

6.000% Senior Notes due 2023

UNDERWRITING AGREEMENT

May 14, 2015

Deutsche Bank Securities Inc.

As Representative of the Underwriters

c/o Deutsche Bank Securities Inc.

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Introductory. Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), and Genesis Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $400,000,000 aggregate principal amount of the Partnership’s 6.000% Senior Notes due 2023 (the “Notes”). Deutsche Bank Securities Inc. (“Deutsche Bank”) has agreed to act as the representative of the several Underwriters (the “Representative”) in connection with the offering and sale of the Notes and the Guarantees (as defined below), which are collectively referred to herein as the “Securities.”

The Securities will be issued pursuant to an indenture, to be dated as of May 21, 2015 (the “Base Indenture”), among the Issuers, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by that certain first supplemental indenture, to be dated as of May 21, 2015 (the “Supplemental Indenture”), among the Issuers, the Guarantors and the Trustee (as so amended and supplemented, the “Indenture”). The payment of principal of, and premium, if any, and interest on, the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any Subsidiary (as defined below) of the Partnership formed or acquired after the Closing Date (as defined in Section 2(b)) that executes a supplemental indenture in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Issuers and the Guarantors are herein collectively referred to as the “Obligors.”

The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a letter of representations dated

November 17, 2010 (the “DTC Agreement”) from the Issuers to the Depositary. This agreement (this “Agreement”), the DTC Agreement, the Indenture and the Securities are referred to herein collectively as the “Transaction Documents.”

The Obligors have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-203259), which contains a base prospectus, dated April 6, 2015 (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Securities, and other securities of the Obligors under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it or any part thereof became effective under the Securities Act, as amended at or prior to such effective date, and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 4:03 p.m., New York City time, on May 14, 2015 (the “Time of Sale”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references herein to financial statements and schedules and other information that is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, prior to the Time of Sale; and all references herein to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, after the Time of Sale (all such documents incorporated or deemed incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus are referenced herein as the “Incorporated Documents”).

Each of the Obligors hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties. Each Obligor, jointly and severally, hereby represents, warrants and covenants to each Underwriter that, as of the date hereof, as of the Time of Sale and as of the Closing Date (in each case, a “Representation Date”), as follows:

(a) Compliance with Registration Requirements.

(i) The Obligors meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement became effective under the Securities Act upon filing with the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to any Obligor’s knowledge, are contemplated or threatened by the Commission. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(ii) At each Representation Date, the Registration Statement and any amendments thereto (A) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Representation Date, neither the Prospectus, nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this Section 1(a)(ii) shall not apply to (x) that part of the Registration Statement that constitutes the Trustee’s Statement of Eligibility on Form T-1 under the Trust Indenture Act and (y) statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with the information furnished to the Partnership in writing by the Representative on behalf of any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Representative on behalf of any Underwriter consists of the information described as such in the penultimate sentence of Section 8(b).

(iii) Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) The Pricing Disclosure Package. The term “Pricing Disclosure Package” shall mean (i) the Preliminary Prospectus dated May 14, 2015, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package. As of the Time of Sale, the Pricing Disclosure Package did not contain or represent an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package made in reliance upon and in conformity with the information furnished to the Partnership in writing by the Representative on behalf of any Underwriter expressly for use in the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Representative on behalf of any Underwriter consists of the information described as such in the penultimate sentence of Section 8(b).

(c) Incorporated Documents and Partnership SEC Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Pricing Disclosure Package, at the Time of Sale, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Partnership has timely filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed on or prior to the date of this Agreement, but specifically excluding any documents “furnished,” collectively, the “Partnership SEC Documents”).

(d) Partnership is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (regardless of whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or Section 15(d) of the Exchange Act or form of prospectus), (iii) at the time any of the Obligors or any person acting on an Obligor’s behalf (within the meaning, for this clause (iii) only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, each of the Issuers was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Issuers have not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Issuers have not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(e) Partnership Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Time of Sale (with such date being used as the determination date for purposes of this clause (ii)), neither the Partnership nor Finance Corp. was and is an “ineligible issuer,” as defined in Rule 405 of the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Issuers be considered an “ineligible issuer.”

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Partnership notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts or would conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Partnership will promptly notify the Representative and amend or supplement, at its own expense and subject to the approval of the Representative, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Partnership in writing by the Representative on behalf of any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Representative on behalf of any Underwriter consists of the information described as such in the penultimate sentence of Section 8(b).

(g) Issuer Additional Written Communications. None of the Obligors have distributed or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities, other than (i) the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative and included in Annex I hereto or (ii) any electronic road show or other written communications reviewed and consented to by the Representative and listed on Annex II hereto (such information described in this Section 1(g)(ii) shall be referred to as an “Issuer Additional Written Communication”). Each such Issuer Additional Written Communication, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Issuer Additional Written Communication made in reliance upon and in conformity with information furnished to the Partnership in writing by the Representative on behalf of any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Representative on behalf of any Underwriter consists of the information described as such in the penultimate sentence of Section 8(b).

(h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Obligors.

(j) Authorization of the DTC Agreement. The DTC Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, each of the Issuers, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k) Authorization of the Indenture and the Guarantees. The Base Indenture has been duly qualified under the Trust Indenture Act. The Base Indenture (including, with respect to the Guarantors, when the Notes have been duly and validly authenticated in accordance with the terms of the Indenture and duly and validly paid for by and delivered to the Underwriters in accordance with the terms of this Agreement, the Guarantees) has been duly authorized by each of the Obligors and, at the Closing Date, will have been duly executed and delivered by each of the Obligors and, assuming due authorization and execution by the Trustee, will constitute a valid and binding agreement of the Obligors, enforceable against each of the Obligors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Supplemental Indenture (including, with respect to the Guarantors, when the Notes have been duly and validly authenticated in accordance with the terms of the Indenture and duly and validly paid for by and delivered to the Underwriters in accordance with the terms of this Agreement, the Guarantees) has been duly authorized by each of the Obligors and, at the Closing Date, will have been duly executed and delivered by each of the Obligors and, assuming due authorization and execution by the Trustee, will constitute a valid and binding agreement of the Obligors, enforceable against each of the Obligors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(l) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Issuers will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of each of the Issuers, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(m) Description of the Transaction Documents. The Transaction Documents conform or will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(n) Independent Accountants. Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by Deloitte & Touche LLP to any of the Obligors has been approved by the Audit Committee of the Board of Directors of the Partnership.

(o) Preparation of the Financial Statements.

(i) The financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”), applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present the information set forth therein on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus. The statistical and market-related data and forward-looking statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus are based on or derived from sources that the Issuers and their Subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(ii) All pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Additional Written Communication, or the Prospectus (or any amendment or supplement thereto) comply with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; none of the Obligors have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the Registration Statement, the Preliminary Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Additional Written Communication (or any amendment or supplement thereto) regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(p) Incorporation and Good Standing of the Issuers and the Guarantors.

(i) The Partnership (A) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) has all requisite limited partnership power and authority, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its properties and carry on its business as its business is now being conducted as described in the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Material Adverse Effect (as defined below) or a material and adverse effect on the ability of the Obligors to meet their obligations under the Transaction Documents, and (C) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect. As used herein, the term “Material Adverse Effect” means any material and adverse effect on the prospects, assets, liabilities, financial condition, business or operations of the Partnership and the Guarantors, taken as a whole. As used herein, the term “Subsidiary” means as to any person or entity, any corporation, partnership, limited liability company or other entity controlled by such person or entity directly or indirectly through one or more intermediaries. For purposes of this definition, “control” of a person or entity means the power to direct or cause the direction of the management and policies of such person or entity, whether by contract or otherwise. Notwithstanding the above, for purposes of this definition and this Agreement, T&P Syngas Supply Company, a Delaware general partnership (“T&P Syngas”), Sandhill Group, LLC, a Mississippi limited liability company (“Sandhill”), Cameron Highway Oil Pipeline Company, a Delaware partnership (“Cameron”), Poseidon Oil Pipeline Company, L.L.C., a Delaware limited liability company (“Poseidon”), Southeast Keathley Canyon Pipeline Company, L.L.C., a Delaware limited liability company (“Sekco”), and Odyssey Pipeline L.L.C., a Delaware limited liability company (“Odyssey”), shall not be Subsidiaries. Schedule B attached hereto contains a complete and accurate list of all of the Partnership’s Subsidiaries.

(ii) Finance Corp. (A) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (B) has all requisite corporate power and authority, and has all material governmental licenses, authorizations, consents and approvals, necessary to perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Material Adverse Effect or a material and adverse effect on the ability of the Obligors to meet their obligations under the Transaction Documents.

(iii) Each of the Guarantors has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and, in the case of each of the Guarantors, to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. Each of the Guarantors has all material governmental licenses, authorizations, consents and approvals, necessary to own its properties and carry on its business as its business is now being conducted as described in the Pricing Disclosure Package and the Prospectus and to perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Material Adverse Effect or a material and adverse effect on the ability of the Obligors to meet their obligations under the Transaction Documents. Each of the Guarantors is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(q) Capitalization.

(i) As of the date of this Agreement, the issued and outstanding limited partner interests of the Partnership consist of 99,589,221 Common Units - Class A representing limited partnership interests of the Partnership (the “Common Units”) and 39,997 Common Units - Class B (“Class B Units”). The only issued and outstanding general partner interests of the Partnership are the interests of Genesis Energy, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), described in the Partnership’s Fifth Amended and Restated Agreement of Limited Partnership, dated as of December 28, 2010 (as amended, the “Partnership Agreement”). All of the outstanding Common Units and Class B Units have been duly authorized and validly issued in accordance with applicable law and the Partnership Agreement and are fully paid (to the extent required by applicable law and under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(ii) Other than the Genesis Energy, Inc. 2007 Long-Term Incentive Plan and the Genesis Energy, L.P. 2010 Long-Term Incentive Plan, the Partnership has no equity compensation plans that contemplate the issuance of Common Units or any other class of equity (or securities convertible into or exchangeable for Common Units or any other class of equity). The Partnership has no outstanding indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the unitholders of the Partnership may vote. Except as set forth in the first sentence of this Section 1(q)(ii) or as disclosed in the Pricing Disclosure Package and the Prospectus, there are no outstanding or authorized (A) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating any of the Obligors to issue, transfer or sell any partnership interests or other equity interests in any of the Obligors or securities convertible into or exchangeable for such partnership interests or other equity interests, (B) obligations of any of the Obligors to repurchase, redeem or otherwise acquire any partnership interests or other equity interests in any of the Obligors or any such securities or agreements listed in clause (A) of this section or (C) voting trusts or similar agreements to which any of the Obligors is a party with respect to the voting of the equity interests of any of the Obligors.

(iii) The Partnership, directly or indirectly, owns (A) 100% of the partnership interests in Genesis Crude Oil, L.P., a Delaware limited partnership (the “Operating Partnership”) (including the General Partner’s ownership of 0.01% of the partnership interests in the Operating Partnership), (B) 100% of the limited partnership interests in each of Genesis Pipeline Texas, L.P., a Delaware limited partnership, Genesis Pipeline USA, L.P., a Delaware limited partnership, Genesis CO2 Pipeline, L.P., a Delaware limited partnership, Genesis Natural Gas Pipeline, L.P., a Delaware limited partnership, and Genesis Syngas Investments, L.P., a Delaware limited partnership (the “Limited Partnership Subsidiaries”), (C) 90.91% of the equity interests in Thunder Basin Holdings, LLC, a Delaware limited liability company (which owns 100% of the equity interests in each of Antelope Refining, LLC, a Delaware limited liability company, and Thunder Basin Pipeline, LLC, a Delaware limited liability company), (D) 100% of the equity interests in Finance Corp. and each other Guarantor not listed in clauses (A), (B) or (C) of this Section 1(q)(iii), (E) 50% of the partnership interests in T&P Syngas, (F) 50% of the outstanding limited liability company interests in Sandhill, (G) 50% of the equity interests in Cameron, (H) 50% of the equity interests in Sekco, (I) 28% of the equity interests in Poseidon and (J) 29% of the equity interests in Odyssey, in each case free and clear of any Liens (except for (1) such restrictions as may exist under applicable law, and (2) such Liens as may be imposed under the Partnership’s or any of its Subsidiaries’ credit facilities filed as exhibits to the Partnership SEC Documents), and all such ownership interests have been duly authorized and validly issued and are fully paid (to the extent required by applicable law and the organizational documents of the Partnership’s Subsidiaries,

T&P Syngas, Sandhill, Cameron, Sekco, Poseidon and Odyssey, as applicable) and non-assessable (except as non-assessability may be affected by the Delaware Revised Uniform Partnership Act, Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or any analogous statute in the jurisdiction of formation of any Subsidiary of the Partnership and Sandhill, or the organizational documents of the Partnership’s Subsidiaries, T&P Syngas, Sandhill, Cameron, Sekco, Poseidon and Odyssey, as applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof, and except for T&P Syngas, Sandhill, Cameron, Sekco, Poseidon and Odyssey, neither the Partnership nor any of its Subsidiaries owns directly or indirectly any shares of capital stock or other securities of, or interest in, any other person or entity (other than a Subsidiary listed on Schedule B), or is obligated to make any capital contribution to or other investment in any other person or entity. “Lien,” as used herein, means any interest in Property securing an obligation owed to, or a claim by, a person or entity other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, charge, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; provided, however, the term Lien shall not include a security interest in the equity interest in a joint venture that is required to be pledged under the joint venture’s organizational documents to the other equityholders of the joint venture. “Property,” as used herein, means any interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

(iv) The General Partner is the sole general partner of the Partnership and each Limited Partnership Subsidiary, with a non-economic general partner interest in the Partnership and a non-economic general partner interest in each such Limited Partnership Subsidiary. Such general partner interests have been duly authorized and validly issued in accordance with applicable law, the Partnership Agreement and the partnership agreements of each such Limited Partnership Subsidiary and are fully paid (to the extent required by applicable law and under the Partnership Agreement and the partnership agreements of each such Limited Partnership Subsidiary) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither Issuer nor any of their respective Subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which either Issuer or any of their respective Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Partnership’s Fourth Amended and Restated Credit Agreement, dated as of June 30, 2014, among the Partnership as borrower, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A. and Bank of Montreal as co-syndication agents, U.S. Bank National Association as documentation agent, and the lenders party thereto, as amended from time to time), or to which any of the property or assets of either Issuer or any of their respective Subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents by the Issuers and the Guarantors party thereto, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Preliminary Prospectus and the Prospectus (x) have been duly authorized by all necessary corporate, limited partnership or limited liability company, as applicable, action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of either of the Issuers or any of their respective Subsidiaries, (y) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of either of the Issuers or any of their respective Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Trigger Events and Liens as would not, individually or in the aggregate, have a Material Adverse Effect and (z) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to either of the Issuers or any of their respective Subsidiaries, except as would not have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of the Transaction Documents by any of the Obligors to the extent a party thereto, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Preliminary Prospectus and the Prospectus, except as expressly contemplated by this Agreement, such as have been obtained or made by the Issuers and are in full force and effect, such as may be required under the Securities Act, the Exchange Act or the applicable securities laws of the several states of the United States and any foreign jurisdictions. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Issuers or any of their respective Subsidiaries.

(s) No Material Actions or Proceedings. Except as described in the Pricing Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to any Obligor’s knowledge, threatened or contemplated to which any of the Obligors or any of their subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the New York Stock Exchange (the “NYSE”)), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to any of the Obligors, would not, individually or in the aggregate, have a Material Adverse Effect. There are no legal or governmental actions, suits or proceedings pending, or to any Obligor’s knowledge, threatened or contemplated that are required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus and are not so disclosed.

(t) Intellectual Property Rights. Each of the Issuers and their respective Subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Issuer Additional Written Communication (or any amendment or supplement to any of the foregoing), as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), except as would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Obligors are aware of any claim to the contrary or any challenge by any other person to the rights of either Issuer or any of their respective Subsidiaries with respect to the Intellectual Property. To the knowledge of the Obligors, none of the Issuers or their respective Subsidiaries has infringed or is infringing the intellectual property of a third party, and none of the Issuers or any of their respective Subsidiaries has received notice of a claim by a third party to the contrary.

(u) All Necessary Permits, etc. Each of the Issuers and each of their respective Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct their respective businesses, and neither the Issuers nor any of their respective Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if not in the possession of the Issuers or their respective Subsidiaries or the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(v) Title to Properties. Each of the Issuers and each of their respective Subsidiaries has good and marketable title to all the properties (real and personal) described in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Issuer Additional Written Communication (or any amendment or supplement to any of the foregoing) as being owned by any of them, in each case free and clear of any Liens, equities, claims and other defects (except as may exist under applicable law and as may be imposed under an Issuer’s or its respective Subsidiary’s credit facilities filed as exhibits to the Partnership SEC Documents or do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Issuers and their respective Subsidiaries); all the property described in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Issuer Additional Written Communication (or any amendment or supplement to any of the foregoing) as being held under lease by any of the Issuers or any of their respective Subsidiaries is held thereby under valid, subsisting and enforceable leases, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(w) Tax Law Compliance.

(i) The Partnership met for the taxable year ended December 31, 2014, and the Partnership expects to meet for the taxable year ending December 31, 2015, the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986 (as amended from time to time, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder), and accordingly the Partnership is not, and does not reasonably expect to be, taxed as a corporation for U.S. federal income tax purposes or for applicable tax purposes.

(ii) All tax returns required to be filed by the Issuers or any of their respective Subsidiaries have been timely filed, except for such failure to file which would not, individually or in the aggregate, have a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or where such failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

(x) Issuers and Guarantors Not an “Investment Company.” None of the Obligors is, or after receipt of payment for the Securities will be, an “investment company” within the meaning of the Investment Company Act of 1940 (as amended, the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(y) Insurance. Each of the Issuers and each of their respective Subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as the Partnership believes in its sole discretion to be prudent for its businesses taken as a whole. The Issuers have no reason to believe that they or any of their respective Subsidiaries will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted, except where such non-renewal or inability to obtain comparable coverage would not, individually or in the aggregate, have a Material Adverse Effect.

(z) No Price Stabilization or Manipulation. None of the Issuers or their Subsidiaries or any of their respective directors, officers, Affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of either of the Issuers to facilitate the sale or resale of the Securities.

(aa) Solvency. The Partnership and each of the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(bb) Obligors’ Accounting System. The Obligors maintain a system of internal accounting controls that is in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc) Disclosure Controls and Procedures. The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership have made all certifications required by the Sarbanes-Oxley Act, and the statements contained in each such certification are complete and correct; the Partnership, its Subsidiaries and the Partnership’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(dd) Regulations T, U or X. Neither Issuer nor any of their respective Subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ee) Compliance with and Liability Under Environmental Laws. The Issuers and their Subsidiaries and their respective properties, assets and operations are in compliance with, and each of the Issuers and their respective Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to any Obligor’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to any of the Issuers or their respective Subsidiaries under, or to interfere with or prevent compliance by any of the Issuers or their respective Subsidiaries with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; none of the Issuers or their respective Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to any Obligor’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) except as described in the Partnership SEC Documents or that would not, individually or in the aggregate, have a Material Adverse Effect (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(ff) ERISA Compliance. The Obligors and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established, maintained, sponsored, contributed to or required to be contributed to, by the Obligors or their ERISA Affiliates (as defined below) or with respect to which any of the foregoing has or could reasonably be expected to have any liability (other than a Multiemployer Plan (as defined below)) are in compliance in all material respects with all applicable Laws, including the Code and ERISA and, to the knowledge of the Obligors, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Obligors or an ERISA Affiliate (as defined below) contributes, is required to contribute or with respect to which any of the foregoing has or could have any liability (a “Multiemployer Plan”) is in compliance in all material respects with all applicable Laws, including the Code and ERISA, except in each case for such noncompliance as would not have a Material Adverse Effect. “ERISA Affiliate” means, with respect to any of the Obligors, any entity that would be considered a single employer with such Obligor under Section 414(b), (c), (m) or (o) of the Code. No “reportable event” (as defined under ERISA) has occurred within the last six years, is reasonably expected to occur with respect to any “employee benefit plan” established, maintained, sponsored, contributed to or required to be contributed to, by any of the Obligors or any of their ERISA Affiliates or with respect to which any of the foregoing has or could reasonably be expected to have any liability (other than a Multiemployer Plan) or, to the knowledge of the Obligors, is reasonably expected to occur with respect to any Multiemployer Plan. None of the Obligors or any of their ERISA Affiliates has within the last six years incurred any unsatisfied liability or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, except for such liability as would not have a Material Adverse Effect. Each “employee benefit plan” established, maintained, sponsored, contributed to or required to be contributed to, by any of the Obligors or any of their ERISA Affiliates or with respect to which any of the foregoing has or could reasonably be expected to have any liability (other than a Multiemployer Plan) that is intended to be qualified under Section 401 of the Code is so qualified, to the knowledge of the Obligors, each Multiemployer Plan is so qualified and, to the knowledge of the Obligors, nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification with respect to any of the foregoing.

(gg) Compliance with Labor Laws. None of the Obligors is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Obligors’ knowledge, threatened against any of the Obligors before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Obligors’ knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Obligor’s knowledge, threatened against any of the Obligors and (C) no union representation dispute currently existing concerning the employees of any of the Obligors, (ii) to the Obligors’ knowledge, no union organizing activities are currently taking place concerning the employees of any of the Obligors and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of ERISA concerning the employees of any of the Obligors.

(hh) No Unlawful Contributions or Other Payments. Neither of the Issuers nor any of their Subsidiaries nor, to the knowledge of the Obligors, any director, officer, agent, employee, affiliates or other person acting on behalf of the Issuers or any of their subsidiaries has, in the course of its actions for, or on behalf of, either of the Issuers or any of their subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(ii) No Conflict with Money Laundering Laws. The operations of the Issuers and their Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers or their Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Obligors, threatened.

(jj) No Conflict with OFAC Laws. None of the Issuers, any of their Subsidiaries or Cameron nor, to the knowledge of the Obligors, any director, officer, agent, employee, affiliate or person acting on behalf of the Issuers, their Subsidiaries or Cameron is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or located, organized, or resident in a country or territory that is the subject of such sanctions (including, without limitation, Burma/Myanmar, the Crimea region, Cuba, Iran, Libya, North Korea, Sudan and Syria); and the Partnership will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that at the time of such financing is subject to, or located in any country or territory subject to, any U.S. sanctions administered by OFAC.

(kk) Certain Statements. The statements set forth in the Preliminary Prospectus and the Prospectus under the captions “Description of Notes,” “Certain United States Federal Income Tax Considerations,” “Description of Debt Securities and Guarantees,” “Material Income Tax Consequences,” and “Investment in Genesis by Employee Benefit Plans,” as updated, amended or supplemented by the statements made or incorporated by reference in each of the Preliminary Prospectus or Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(ll) Accuracy of Exhibits. There are no franchises, contracts or documents that are required to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(mm) No Adverse Events or Material Changes in Operation of Business.

(i) None of the Obligors has sustained since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, there has not been any change in the capital stock or long-term debt of any of the Obligors or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Obligors, otherwise than as set forth or contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(ii) Except as set forth in the Partnership SEC Documents, since December 31, 2014, each of the Obligors has conducted its business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a Material Adverse Effect, (ii) acquisition or disposition of any material asset by any of the Obligors or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in the Partnership’s accounting principles, practices or methods or (iv) incurrence of material indebtedness.

(nn) Marine Subsidiaries. Genesis Marine, LLC, a Delaware limited liability company (“Genesis Marine”), is a citizen of the United States within the meaning of 46 U.S.C. Sec. 50501 for the purpose of operating the vessels in the trades in which Genesis Marine operates its vessels as described in the Preliminary Prospectus and the Prospectus; after giving effect to the consummation of the transactions herein contemplated and the sale of the Securities by the Underwriters, Genesis Marine will remain a citizen of the United States within the meaning of 46 U.S.C. Sec. 50501 and qualified to engage in the coastwise trade of the United States.

Any certificate signed by an officer of any Obligor and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the applicable Obligor to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. Each of the Obligors agrees to issue and sell to the Underwriters, severally and not jointly, all of the Securities, and, subject to the conditions set forth herein, the Underwriters agree, severally and not jointly, to purchase from the Obligors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 98.25% of the principal amount thereof, plus accrued interest, if any, from May 21, 2015, payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b) The Closing Date. Delivery of certificates for the Securities in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Andrews Kurth LLP at 600 Travis, Suite 4200, Houston, Texas 77002 at 10:00 a.m., New York City time, on May 21, 2015, or at such other place, time or date as the Underwriters, on the one hand, and the Issuers, on the other hand, may agree upon, unless postponed as contemplated by the provisions of Section 17 hereof (such time and date of delivery against payment being herein referred to as the “Closing Date”).

(c) Public Offering of the Securities. The Representative hereby advises the Partnership that the Underwriters intend to offer for sale to the public, as described in the Pricing Disclosure Package and the Prospectus, their respective portions of the Securities as soon after the Execution Time as the Representative, in its sole judgment, has determined is advisable and practicable. The Underwriters have not offered or sold and will not offer or sell, without the Partnership’s consent, any Securities by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus; provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Issuers with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 2(c), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

(d) Payment for and Delivery of the Securities. The Partnership shall deliver, or cause to be delivered, through the facilities of the Depositary, to Deutsche Bank for the accounts of the several Underwriters certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in global form and in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as Deutsche Bank may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3. Additional Covenants.

(a) Each of the Obligors further covenants and agrees, jointly and severally, with each Underwriter as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Issuers, subject to Section 3(a)(ii), shall comply with the requirements of Rule 430B of the Securities Act, and shall promptly notify the Representative, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, other than a Current Report on Form 8-K disclosing the terms of this Agreement and containing exhibits to the Registration Statement, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Obligors shall effect the filings required pursuant to Rule 424(b) under the Securities Act, in the manner and within the time period required by Rule 424(b), and shall take such steps as the Partnership deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 were received for filing by the Commission and, in the event that any of them was not, the Issuers shall promptly file such document. The Obligors shall use their reasonable best efforts to prevent the issuance of any stop order referred to above and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Filing of Amendments. During the period beginning on the Execution Date and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), the Issuers shall give the

Representative notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment, supplement or revision to the Pricing Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, other than a Current Report on Form 8-K disclosing the terms of this Agreement and containing exhibits to the Registration Statement, shall furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and shall not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object in writing (unless the Partnership is advised by counsel that it is required by Law to make such filing).

(iii) Delivery of Registration Statements. The Issuers have furnished or will deliver to the Representatives upon request a reasonable number of copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses. The Issuers shall deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request (exclusive of Incorporated Documents), and the Issuers hereby consent to the use of such copies for purposes permitted by the Securities Act. The Issuers shall furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (exclusive of Incorporated Documents) as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters shall be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Continued Compliance with Securities Laws. The Obligors shall comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Time of Sale or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the

Prospectus in order to comply with the requirements of any law, the Issuers shall (i) notify the Representative of any such event, development or condition and (ii) promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such law, and the Issuers shall furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(vi) Blue Sky Compliance. Each of the Obligors shall cooperate with the Representative and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States or any other jurisdictions reasonably designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Obligors shall be required to qualify as a foreign entity or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign entity. The Obligors shall advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Obligors shall use their respective reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(vii) Use of Proceeds. The Issuers shall apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

(viii) The Depositary. The Issuers shall cooperate with the Underwriters and use their reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(ix) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Issuers shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(x) Agreement Not To Offer or Sell Additional Securities. During the period of 60 days following the date hereof, the Issuers shall not, without the prior written consent of Deutsche Bank (which consent may be withheld at the sole discretion of Deutsche Bank), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Partnership or securities exchangeable for or convertible into debt securities of the Partnership (other than as contemplated by this Agreement with respect to the Securities).

(xi) Final Term Sheet. The Issuers shall prepare a final term sheet in a form approved by the Representative and attached as Annex III hereto, and shall file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(xii) Permitted Free Writing Prospectuses. Each of the Obligors represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it shall not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by such Obligor with the Commission or retained by such Obligor under Rule 433 under the Securities Act; provided that the prior written consent of the Representative shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Obligors agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(xiii) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Issuers receive from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise cease to be eligible to use the automatic shelf registration statement form, the Issuers shall (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Representative, (iii) use their respective best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representative of such effectiveness. The Issuers shall take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Issuers have otherwise become ineligible. References herein to Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(xiv) Filing Fees. The Issuers agree to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rules 456(b)(1) and 457(r) under the Securities Act.

(xv) Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Obligors shall comply, in all material respects, with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use their commercially reasonable efforts to cause the directors and officers of the each of the Obligors, in their capacities as such, to comply, in all material respects, with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(xvi) Earnings Statement. As soon as practicable, the Partnership will make generally available to its security holders and the Underwriters an earnings statement (which need not be audited) satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the rules and regulations of the Commission thereto.

(xvii) No Manipulation of Price. None of the Obligors shall take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of any Obligor to facilitate the sale or resale of the Securities.

The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by any Obligor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Obligors agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the original issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Obligors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts, each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the Transaction Documents), (v) all filing fees and expenses incurred by the Obligors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions reasonably designated by the Underwriters (including, without limitation, reasonable fees and expenses of counsel for the Underwriters related to such qualification and registration and the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Prospectus), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any reasonable fees and disbursements of counsel to the Underwriters in an amount that is not greater than $20,000 in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Obligors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the

Obligors of their respective other obligations under this Agreement, (x) all expenses incident to the “road show” for the offering of the Securities, and (xi) one-half the cost of any airplane used in connection with the “road show.” Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and reimburse the Obligors for the other half of the cost of any airplane used in connection with the “road show” for the offering of the Securities incurred by the Obligors for which the Obligors are not responsible under clause (xi) above.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Obligors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Obligors of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Effectiveness of Registration Statement. (i) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, (ii) any request on the part of the Commission for additional information shall have been complied with, to the reasonable satisfaction of counsel for the Underwriters, and (iii) the Issuers shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A under the Securities Act). The Final Term Sheet, and any other material required to be filed by the Issuers pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433.

(b) Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from Deloitte & Touche LLP, the independent registered public accounting firm for the Partnership, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, covering the financial information in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other customary matters. In addition, on the Closing Date, the Underwriters shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that procedures shall be brought down to a date no more than three days prior to the Closing Date.

(c) No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) there has been no change or any development involving a prospective change in the business, properties, management, condition (financial or otherwise) or results of operations of the Obligors, taken as a whole, the effect of which change or development is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Pricing Disclosure Package and the Prospectus; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Obligors or any of their respective securities by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) under the Exchange Act.

(d) Opinion of Counsel for the Issuers. On the Closing Date the Underwriters shall have received the favorable opinions of each of Akin Gump Strauss Hauer & Feld LLP, counsel for the Issuers, Liskow & Lewis, counsel for Red River Terminals, L.L.C. and TDC, L.L.C., and the General Counsel of the Partnership, each addressed to the Underwriters and dated as of such Closing Date, and in substantially the form and substance as set forth in Exhibit A-1, Exhibit A-2, and Exhibit A-3 hereto, respectively, and as otherwise reasonably satisfactory to Andrews Kurth LLP, counsel for the Underwriters.

(e) Opinion of Counsel for the Underwriters. On the Closing Date the Underwriters shall have received the favorable opinion of Andrews Kurth LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Representative.

(f) Officer’s Certificate. On the Closing Date, the Underwriters shall have received a written certificate, dated as of the Closing Date, of each of the Obligors’ Chief Executive Officer, President, Chief Financial Officer or any executive or senior vice president, or any other person with an office of equal or greater status than any of the foregoing, to the effect set forth in Section 5(c)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Effect;

(ii) the representations, warranties and covenants of the Obligors set forth in Section 1 hereof were true and correct as of the Time of Sale and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) the Obligors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g) Indenture. Each of the Obligors and the Trustee shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Underwriters, and the Underwriters shall have received executed copies thereof.

(h) Additional Documents. On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Partnership at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9 and 16 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or 10 hereof, including if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Obligors to perform any agreement herein or to comply with any provision hereof, each of the Obligors agrees to reimburse the Underwriters, in the case of termination pursuant to Section 5 or 10 hereof, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. Each of the Obligors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, affiliate, director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Partnership), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Issuer Additional Written Communication or the Prospectus (or any amendment or supplement to any of the foregoing), or (ii) the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein (in the case of the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Issuer Additional Written Communication or the Prospectus, in the light of the circumstances under which they were made) not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Deutsche Bank) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through the Representative expressly for use in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Issuer Additional Written Communication or the Prospectus (or any amendment or supplement to any of the foregoing). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Obligors may otherwise have.

(b) Indemnification of the Obligors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Obligors, each of their respective directors and each person, if any, who controls an Obligor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which an Obligor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Issuer Additional Written Communication or the Prospectus (or any amendment or supplement to any of the foregoing), or (ii) the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein (in the case of the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Issuer Additional Written Communication or the Prospectus, in the light of the circumstances under which they were made) not misleading; and to reimburse each Obligor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by each Obligor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Issuer Additional Written Communication or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through the Representative expressly for use in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Issuer Additional Written Communication or the Prospectus (or any amendment or supplement to any of the foregoing). Each of the Obligors hereby acknowledge that the only information that the Underwriters through the Representative have furnished to the Partnership expressly for use in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Issuer Additional Written Communication or the Prospectus (or any amendment or supplement to any of the foregoing) are the statements set forth in the table in the first paragraph, the first and third sentences of the third paragraph and the third sentence of the ninth paragraph under the caption “Underwriting” in such documents. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Deutsche Bank (in the case of counsel representing the Underwriters or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Obligors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Obligors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Obligors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the total discount received by the Underwriters bear to the aggregate initial offering price of the Securities. The relative fault of the Obligors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Obligors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Obligors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the discount received by such Underwriter in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each affiliate, director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of any Obligor, and each person, if any, who controls any Obligor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Obligors, as applicable.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Partnership if at any time: (i) trading or quotation in any of the Partnership’s securities shall have been suspended or materially limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by federal, New York or Delaware authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities involving the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development in United States’ or international political, financial or economic conditions, if the effect of any such event specified in clauses (i) through (iii) is, in the sole judgment of the Representative, so material or adverse as to make it impractical or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Pricing Disclosure Package and the Prospectus. Any termination pursuant to this Section 10 shall be without liability on the part of (i) any Obligor to any Underwriter, except that the Obligors shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof, (ii) any Underwriter to any Obligor, or (iii) any party hereto to any other party except that the provisions of Sections 4, 6, 8, 9 and 16 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Obligors, their respective officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Obligor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Underwriters:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Leveraged Debt Capital Markets, Second Floor

(fax: (212) 797-4877)

with a copy to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Facsimile: (713) 238-7130

Attention: G. Michael O’Leary

and

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: General Counsel, 36th Floor

(fax: (212) 797-4561)

If to the Issuers or the Guarantors:

Genesis Energy, L.P.

919 Milam, Suite 2100

Houston, Texas 77002

Facsimile: (713) 860-2647

Attention: Chief Executive Officer

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Facsimile: (713) 236-0822

Attention: J. Vincent Kendrick

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and

9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any subsequent purchaser or other purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

SECTION 14. Authority of the Representative. Any action by the Underwriters hereunder may be taken by Deutsche Bank on behalf of the Underwriters, and any such action taken by Deutsche Bank shall be binding upon the Underwriters.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions.

(a) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

SECTION 17. Default of One or More of the Several Underwriters. If any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date. If any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Partnership for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 16 hereof shall at all times be effective and shall survive such termination. In any such case either the Underwriters or the Issuers shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 18. No Advisory or Fiduciary Responsibility. Each of the Obligors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Obligors, on the one hand, and the several Underwriters, on the other hand, and each of the Obligors is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of any Obligor or its affiliates, equityholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of any Obligor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the any Obligor on other matters) and no Underwriter has any other obligation to any Obligor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Obligors, and the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary, agency or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Obligors and the several Underwriters, or any of them, with respect to the subject matter hereof. The Obligors hereby waive and release, to the fullest extent permitted by law, any claims that the they may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

SECTION 19. Research Analyst Independence. Each of the Obligors acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership, its subsidiaries and/or the offering of the Securities that differ from the views of their respective investment banking divisions. Each Obligor hereby waives and releases, to the fullest extent permitted by applicable law, any claims that such Obligor may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the any Obligor by such Underwriters’ investment banking divisions. Each of the Obligors acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 20. Waiver of Jury Trial. The Obligors and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Partnership the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ISSUERS:

GENESIS ENERGY, L.P.

By:	Genesis Energy, LLC,
its general partner

By:	/s/ Robert V. Deere
	Name:	Robert V. Deere
	Title:	Chief Financial Officer

GENESIS ENERGY FINANCE CORPORATION

By:	/s/ Robert V. Deere
	Name:	Robert V. Deere
	Title:	Chief Financial Officer

Signature Page to Underwriting Agreement

GUARANTORS:

GENESIS CRUDE OIL, L.P.
GENESIS PIPELINE TEXAS, L.P.
GENESIS PIPELINE USA, L.P.
GENESIS CO2 PIPELINE, L.P.
GENESIS NATURAL GAS PIPELINE, L.P.
GENESIS SYNGAS INVESTMENTS, L.P.

By:	Genesis Energy, LLC,
its general partner

By:	/s/ Robert V. Deere
	Name:	Robert V. Deere
	Title:	Chief Financial Officer

GEL CHOPS I, L.P.
GEL CHOPS II, L.P.

By:	GEL CHOPS GP, LLC,
its general partner

By:	/s/ Robert V. Deere
	Name:	Robert V. Deere
	Title:	Chief Financial Officer

Signature Page to Underwriting Agreement

GENESIS PIPELINE ALABAMA, LLC
GENESIS DAVISON, LLC
DAVISON PETROLEUM SUPPLY, LLC
DAVISON TRANSPORTATION SERVICES, LLC
RED RIVER TERMINALS, L.L.C. [LA]
TEXAS CITY CRUDE OIL TERMINAL, LLC
TDC, L.L.C.
GENESIS NEJD HOLDINGS, LLC
GENESIS FREE STATE HOLDINGS, LLC
DAVISON TRANSPORTATION SERVICES, INC.
TDC SERVICES, LLC
GENESIS CHOPS I, LLC
GENESIS CHOPS II, LLC
GEL CHOPS GP, LLC
GENESIS ENERGY, LLC
GENESIS MARINE, LLC
MILAM SERVICES, INC.
GEL TEX MARKETING, LLC
GEL LOUISIANA FUELS, LLC
GEL WYOMING, LLC
GENESIS SEKCO, LLC
GEL SEKCO, LLC
GENESIS RAIL SERVICES, LLC
GEL OFFSHORE PIPELINE, LLC
GENESIS OFFSHORE, LLC
GEL OFFSHORE, LLC
GENESIS ODYSSEY, LLC
GEL ODYSSEY, LLC
GENESIS POSEIDON, LLC
GEL POSEIDON, LLC
PRONGHORN RAIL SERVICES, LLC
GENESIS BR, LLC
BR PORT SERVICES, LLC
CASPER EXPRESS PIPELINE, LLC
AP MARINE, LLC
TBP2, LLC
GEL PRCS, LLC
POWDER RIVER EXPRESS, LLC
POWDER RIVER OPERATING, LLC
GEL TEXAS PIPELINE, LLC

By:	/s/ Robert V. Deere
Name:	Robert V. Deere
Title:	Chief Financial Officer

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
Acting on behalf of itself and as Representative of the several Underwriters

By:	/s/ Steve Cunningham
	Name:	Steve Cunningham
	Title:	Managing Director

By:	/s/ Brian Jinks
	Name:	Brian Jinks
	Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriters	Aggregate Principal Amount of Securities to be Purchased
Deutsche Bank Securities Inc.	$60,000,000
BMO Capital Markets Corp.	40,000,000
Citigroup Global Markets Inc.	40,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	40,000,000
RBC Capital Markets, LLC	40,000,000
Scotia Capital (USA) Inc.	40,000,000
U.S. Bancorp Investments, Inc.	40,000,000
Wells Fargo Securities, LLC	40,000,000
ABN AMRO Securities (USA) LLC	30,000,000
BBVA Securities Inc.	30,000,000

Total	$400,000,000

SCHEDULE B

SUBSIDIARIES

ANTELOPE REFINING, LLC

AP MARINE, LLC

BR PORT SERVICES, LLC

CASPER EXPRESS PIPELINE, LLC

DAVISON PETROLEUM SUPPLY, LLC

DAVISON TRANSPORTATION SERVICES, INC.

DAVISON TRANSPORTATION SERVICES, LLC

GEL CHOPS GP, LLC

GEL CHOPS I, L.P.

GEL CHOPS II, L.P.

GEL LOUISIANA FUELS, LLC

GEL ODYSSEY, LLC

GEL OFFSHORE PIPELINE, LLC

GEL OFFSHORE, LLC

GEL POSEIDON, LLC

GEL PRCS, LLC

GEL SEKCO, LLC

GEL TEX MARKETING, LLC

GEL TEXAS PIPELINE, LLC

GEL WYOMING, LLC

GENESIS BR, LLC

GENESIS CHOPS I, LLC

GENESIS CHOPS II, LLC

GENESIS CO2 PIPELINE, L.P.

GENESIS CRUDE OIL, L.P.

GENESIS DAVISON, LLC

GENESIS ENERGY FINANCE CORPORATION

GENESIS ENERGY, LLC

GENESIS FREE STATE HOLDINGS, LLC

GENESIS FREE STATE PIPELINE, LLC

GENESIS MARINE, LLC

GENESIS NATURAL GAS PIPELINE, L.P.

GENESIS NEJD HOLDINGS, LLC

GENESIS NEJD PIPELINE, LLC

GENESIS ODYSSEY, LLC

GENESIS OFFSHORE, LLC

GENESIS PIPELINE ALABAMA, LLC

GENESIS PIPELINE TEXAS, L.P.

GENESIS PIPELINE USA, L.P.

GENESIS POSEIDON, LLC

GENESIS RAIL SERVICES, LLC

GENESIS SEKCO, LLC

GENESIS SYNGAS INVESTMENTS, L.P.

MILAM SERVICES, INC.

POWDER RIVER EXPRESS, LLC

POWDER RIVER OPERATING, LLC

PRONGHORN RAIL SERVICES, LLC

RED RIVER TERMINALS, L.L.C.

TBP2, LLC

TDC SERVICES, LLC

TDC, L.L.C.

TEXAS CITY CRUDE OIL TERMINAL, LLC

THUNDER BASIN HOLDINGS, LLC

THUNDER BASIN PIPELINE, LLC

2

EXHIBIT A-1

Opinion of counsel for the Partnership to be delivered pursuant to Section 5 of the Underwriting Agreement.

1.	(a) The General Partner is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware.

(b) The Partnership is validly existing as a limited partnership and is in good standing under the laws of the State of Delaware. Finance Corp. is validly existing as a corporation and is in good standing under the laws of the State of Delaware.

(c) Each Guarantor, other than any of the Non-Covered Entities, and, to the extent not constituting a Guarantor, each Significant Subsidiary is validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing under the laws of the State of Delaware.

(d) Each of the Partnership Entities is duly qualified (or, in the case of the State of Texas has the right to transact business) as a foreign corporation, limited liability company or limited partnership, as applicable, in the jurisdictions so identified on Schedule B attached to such counsel’s opinion. Each of the Partnership Entities has all requisite entity power to own its respective properties and conduct its business, in each case in all material respects, as described in the Preliminary Prospectus and the Prospectus. The Partnership has the partnership power and authority necessary to execute and deliver, incur and perform any obligations it may have under any of the Transaction Documents to which it is a party and the Partnership Agreement. Finance Corp. has the corporate power and authority necessary to execute and deliver, incur and perform any obligations it may have under any of the Transaction Documents to which it is a party. Each of the Guarantors (other than the Non-Covered Entities) has the corporate or other entity power and authority necessary to execute and deliver, incur and perform any obligations it may have under any of the Transaction Documents to which it is a party. The General Partner has the limited liability company power and authority necessary to act as the general partner of the Partnership.

2.	As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 99,589,221 Common Units – Class A (the “Common Units”) and 39,997 Common Units - Class B (the “Class B Units”). All outstanding Common Units and Class B Units and, in each case, the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

Exhibit A-1-1

3.	The General Partner (i) is the sole general partner of the Partnership and owns (of record) a non-economic general partner interest in the Partnership, (ii) is the sole general partner of Genesis Crude Oil, L.P., a Delaware limited partnership (the “Operating Partnership”) and owns (of record) a 0.01% general partner interest in the Operating Partnership and (iii) owns a non-economic general partner interest in Genesis Pipeline USA, L.P. Other than the general partner interests described in the preceding sentence, the Partnership, directly or indirectly, owns (of record) 100% of the limited partner interest, limited liability company interest or other equity interest in each Significant Subsidiary. Each such general partner interest, limited partner interest, limited liability company interest and other equity interest has been duly authorized and validly issued in accordance with the Constitutive Documents of the Partnership and each respective Significant Subsidiary, is fully paid (to the extent required under its respective Constitutive Documents) and non-assessable (except (x) with respect to those Significant Subsidiaries that are Delaware limited partnerships, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or (y) with respect to those Significant Subsidiaries that are Delaware limited liability companies, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), and, in each case, is owned as specified in the two preceding sentences, free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner, the Partnership or any Significant Subsidiary as a “debtor” was on file as of May [ ], 2015 in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, in the case of (i) and (ii), other than those (A) created under the Delaware LP Act, the Delaware LLC Act or the Delaware General Corporation Law (the “DGCL”), (B) created in connection with the Partnership’s or the Significant Subsidiaries’ credit facilities constituting Partnership SEC Documents, (C) created by the Constitutive Documents of the Partnership Entities, or (D) as disclosed in the Preliminary Prospectus and the Prospectus.

4.	Except as described in the Preliminary Prospectus and the Prospectus or, in the case of transfer restrictions, options to purchase, other rights to subscribe or to purchase, voting restrictions and preemptive rights, created by the Constitutive Documents of any Partnership Entity, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in any Partnership Entity pursuant to any Constitutive Document of any Partnership Entity or any other Partnership SEC Document, other than those restrictions upon the transfer of equity interests created in connection with the Partnership’s or the Significant Subsidiaries’ credit facilities constituting Partnership SEC Documents. Neither (i) the filing of the Registration Statement nor (ii) the offering or sale of the Notes as contemplated by the Underwriting Agreement gives rise under any Partnership SEC Document (as listed on Exhibit C to such counsel’s opinion) to any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Partnership or Finance Corp.

Exhibit A-1-2

5.	The Partnership has all requisite partnership power and authority to issue, sell and deliver the Notes, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement and the Partnership Agreement. Finance Corp has all requisite corporate power and authority to issue, sell and deliver the Notes, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement.

6.	(a)	The execution and delivery of the Transaction Documents by each of the Covered Entities party thereto and the performance by each of the Covered Entities of its respective obligations under the Transaction Documents to which it is a party has been duly authorized by all necessary corporate or entity action, as applicable, on the part of each of such Covered Entities.

	(b)	Each of the Transaction Documents has been duly authorized, executed and delivered by each of the Covered Entities that is a party to such Transaction Document.

7.	The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms.

8.	None of the offering, issuance and sale by the Issuers of the Notes, the execution, delivery and performance by any of the Specified Entities of any of the Transaction Documents to which such Specified Entity is a party or the performance of the actions required to be taken by any of the Specified Entities pursuant to any of the Transaction Documents to which such Specified Entity is a party conflicts or will conflict with or constitute or will constitute a breach or violation of or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or results or will result in the creation or imposition of any lien, charge, claim, encumbrance or other security interest upon any property or assets of any of the Partnership Entities (other than those created in connection with the Partnership’s or the Significant Subsidiaries’ credit facilities constituting Partnership SEC Documents) pursuant to, (i) any Constitutive Document of any of the Covered Entities, (ii) any Partnership SEC Document, (iii) the Included Laws (including Regulations T, U and X of the Board of Governors of the Federal Reserve System) or (iv) any order, judgment, decree or injunction of any court or governmental agency or body known to such counsel directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal securities laws and other anti-fraud laws.

9.	No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court or governmental agency or body

Exhibit A-1-3

under the Included Laws is required in connection with the offering, issuance and sale by the Issuers of the Notes, the execution, delivery and performance by any of the Specified Entities of any of the Transaction Documents to which such Specified Entity is a party or the performance of the actions required to be taken by any of the Specified Entities pursuant to any of the Transaction Documents to which such Specified Entity is a party, subject to the assumptions set forth in such counsel’s opinion, such assumptions to be in form and substance acceptable to the Underwriters, and other than (i) such consents required under state securities or “Blue Sky” laws, (ii) such consents that have been obtained or made and (iii) filings with the Commission or other consents required in the performance by each of the Specified Entities of its obligations under Sections 3(a)(i), 3(a)(ii), 3(a)(v), 3(a)(ix), 3(a)(xi) and 3(a)(xiii) of the Underwriting Agreement.

10.	The statements set forth in the Preliminary Prospectus and the Prospectus under the captions “Description of Notes,” “Description of Certain Other Indebtedness” and “Certain United States Federal Income Tax Considerations,” insofar as they summarize any agreement, statute or regulation or refer to statements of law or legal conclusions, are accurate and fair summaries in all material respects. The Notes conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus under the caption “Description of Notes.”

11.	None of the Specified Entities is, either before or immediately after giving effect to the offering and sale of the Notes and the receipt of payment for the Notes on the date hereof as described in the Preliminary Prospectus and the Prospectus, required to be registered as an “investment company,” within the meaning of the Investment Company Act.

12.	The Indenture has been qualified under the Trust Indenture Act (the “TIA”). The Indenture conforms in all material respects with the requirements of the TIA.

13.	The Notes, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their respective terms under the Laws of the State of New York.

14.	The Indenture (including, with respect to the Guarantors, when the Notes have been duly and validly authenticated in accordance with the terms of the Indenture and duly and validly paid for by and delivered to the Underwriters in accordance with the terms of the Underwriting Agreement, the guarantee of the Guarantors in respect of the Notes provided for in Article XIV of the Base Indenture and Article Nine of the Supplemental Indenture) constitutes the valid and legally binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its terms under the Laws of the State of New York.

15.	The Registration Statement was automatically effective under the Act on April 6, 2015. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the SEC; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

Exhibit A-1-4

For purposes of this letter, such counsel has assumed the information in the Prospectus of the type referred to in Rule 430B(f)(1) of the General Rules and Regulations under the Act was deemed to be a part of and included in the Registration Statement pursuant to such Rule 430B(f)(1) as of the date of the Underwriting Agreement; such date (the “Specified Effective Date”), in accordance with said Rule 430B(f), constitutes a new effective date with respect to such portions of the Registration Statement as provided for therein. Our identification of documents and information as part of the Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial and accounting information, and because many determinations involved in the preparation of the Registration Statement, the Preliminary Prospectus and the Prospectus are of a wholly or partially non-legal character, except as expressly set forth in paragraph (10) of this letter, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as counsel to the Partnership in connection with the preparation of the Registration Statement, the Prospectus and the Disclosure Package, we have reviewed each such document and have participated in conferences and telephone conversations with representatives of the Partnership, representatives of the independent public accountants for the Partnership, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Based on our participation in such conferences and conversations, our review of the documents described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a) Each of the Registration Statement (as of the date of the Underwriting Agreement), the Preliminary Prospectus (as of its date) and the Prospectus (as of its date) appeared on its face to be appropriately responsive in all material respects with the requirements of the Act except that we express no view as to the antifraud provisions of the Act or the financial statements, the notes and schedules thereto and other financial and

Exhibit A-1-5

accounting information included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus and the Statements of Eligibility and Qualification of the Trustee on Form T-1. The Incorporated Documents, at the time that they were filed (other than the financial statements, the notes and schedules thereto and other financial and accounting information included in the Incorporated Documents, as to which we express no opinion), appear on their face to comply as to form in all material respects with the requirements of the Exchange Act except that we express no view as to the antifraud provisions of the Exchange Act. We have no knowledge of any documents that are required to be filed under the Act (but are not filed) as exhibits to the Registration Statement, or of any documents that are required under the Act to be (but are not) summarized in the Preliminary Prospectus or the Prospectus, except, in each case, we express no view as to (i) the antifraud provisions of the Act and (ii) the financial statements, the notes and schedules thereto and other financial and accounting information so required to be filed or summarized and the Statements of Eligibility and Qualification of the Trustee on Form T-1.

(b) No information has come to our attention that causes us to believe that (i) the Registration Statement as of the Specified Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of 4:03 P.M. (New York time) on May 14, 2015 (which you have informed us is a time prior to the time of the first sale of the Notes by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (iii) the Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, we do not express any view as to the financial statements, the notes and schedules thereto and other financial and accounting information contained or incorporated by reference therein and the Statements of Eligibility and Qualification of the Trustee on Form T-1.

Exhibit A-1-6

EXHIBIT A-2

Opinion of local counsel for certain Guarantors to be delivered pursuant to Section 5 of the Underwriting Agreement.

(i) Red River Terminals, L.L.C. is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana. TDC, L.L.C. is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana.

(ii) Each of Red River Terminals, L.L.C. and TDC, L.L.C. has the power and authority to own its respective properties and conduct its business in each case in all material respects, as described in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Issuer Additional Written Communication, or the Prospectus (or any amendment or supplement to any of the foregoing).

(iii) The execution of the Underwriting Agreement by the Partnership, and the consummation of the transactions by the Partnership contemplated by the Underwriting Agreement does not constitute a breach of, or default under, the respective articles of organization of Red River Terminals, L.L.C. and TDC, L.L.C. or the Operating Agreement of TDC, L.L.C. and the Amended and Restated Operating Agreement of Red River Terminals, L.L.C., as subsidiaries of the Partnership.

(iv) The membership interests of Red River Terminals, L.L.C. and TDC, L.L.C. are validly authorized, issued, fully paid, non-assessable equity interests.

(v) The execution of the Underwriting Agreement by the Partnership, and the consummation of the transactions by the Partnership contemplated by the Underwriting Agreement do not create any security interest in, or lien, claim, charge or encumbrance upon, any property or assets, pursuant to the respective articles of organization of Red River Terminals, L.L.C. and TDC, L.L.C., the Amended and Restated Operating Agreement of Red River Terminals, L.L.C., or the laws of the State of Louisiana.

(vi) The execution of the Underwriting Agreement by the Partnership, and the consummation of the transactions by the Partnership contemplated by the Underwriting Agreement, as applicable to Red River Terminals, L.L.C. and TDC, L.L.C., does not constitute a breach of, or default under, any State of Louisiana statute, rule, or regulation of general applicability which, in our experience, is normally applicable to transactions of the type contemplated by the Underwriting Agreement.

Exhibit A-2-1

EXHIBIT A-3

Opinion of general counsel for the Partnership to be delivered pursuant to Section 5 of the Underwriting Agreement.

(i) To my knowledge, there are no legal or governmental proceedings pending or threatened to which any of the Issuers or their subsidiaries is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Issuer Additional Written Communication, or the Prospectus (or any amendment or supplement to any of the foregoing) but are not so described as required.

Exhibit A-3-1

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated May 14, 2015

Annex I -1

ANNEX II

Issuer Additional Written Communication

Electronic (Netroadshow) road show of the Partnership used in connection with the offering of the Securities.

Annex II -1

ANNEX III

Issuer Free Writing Prospectus, dated May 14, 2015

Filed Pursuant to Rule 433 under the Securities Act of 1933

Registration Nos. 333-203259 and 333-203259-02

Pricing Term Sheet

Genesis Energy, L.P.

Genesis Energy Finance Corporation

$400,000,000 6.000% Senior Notes due 2023

May 14, 2015

Issuers:	Genesis Energy, L.P. and Genesis Energy Finance Corporation

Title of Securities:	6.000% Senior Notes due 2023 (the “Notes”)

Aggregate Principal Amount:	$400,000,000

Net Proceeds (after estimated offering expenses):	$392,000,000

Final Maturity Date:	May 15, 2023

Issue Price:	100.000%, plus accrued interest, if any, from May 21, 2015

Coupon:	6.000%

Yield to Maturity:	6.000%

Spread to Benchmark Treasury:	+390 bps

Benchmark Treasury:	UST 1.750% due May 15, 2023

Interest Payment Dates:	May 15 and November 15, beginning on November 15, 2015

Interest Record Dates:	May 1 and November 1

Optional Redemption:	Make-whole call at T+50 until May 15, 2018

On or after May 15, 2018, at the prices set forth below for the twelve-month period beginning on May 15 of the years indicated below, plus accrued and unpaid interest:

Year	Percentage

2018	104.500%
2019	103.000%
2020	101.500%
2021 and thereafter	100.000%

Annex III -1

Equity Clawback:	Up to 35% at 106.000% prior to May 15, 2018

Joint Book-Running Managers:

Deutsche Bank Securities Inc.

BMO Capital Markets Corp.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:	ABN AMRO Securities (USA) LLC BBVA Securities Inc.

Trade Date:	May 14, 2015

Settlement Date:	May 21, 2015 (T+5)

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Distribution:	SEC Registered

CUSIP / ISIN Numbers:	CUSIP: 37185L AG7 ISIN: US37185LAG77

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement, dated May 14, 2015. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Capitalized terms used in this Pricing Term Sheet but not defined have the meanings given them in the Preliminary Prospectus Supplement.

The issuers have filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement for this offering, the issuers’ prospectus in that registration statement and any other documents the issuers have filed with the SEC for more complete information about the issuers and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuers, any underwriter or any dealer participating in this offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Deutsche Bank Securities Inc. at 1-800-503-4611.

Annex III-2